File No.:811-04640

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant / /
Filed by a party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
        / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
     240.14a-12

                         ANCHOR GOLD AND CURRENCY TRUST
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:


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                         ANCHOR GOLD AND CURRENCY TRUST
                          579 PLEASANT STREET, SUITE 4
                           PAXTON, MASSACHUSETTS 01612
                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MONDAY, OCTOBER 18, 1999

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Anchor Gold and Currency Trust (the "Fund") will be held at the offices of the Fund, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 06012 on Monday, October 18, 1999, commencing at 2:00 p.m., eastern standard time.

The meeting is being held to consider and vote on the following matters as described in the accompanying proxy statement (the "Proxy Statement") and such other matters as may properly come before the meeting or any adjournments thereof:
                                    PROPOSALS
    1. Approval or disapproval of a proposal to convert the Fund from a closed-end investment company to an open-end investment company, which proposal includes the following:

    1(a) changing the Fund's subclassification from a closed-end investment company to an open-end investment company, and amending and restating the Fund's Declaration of Trust to provide for such conversion; and:

    1(b) changing the Fund's fundamental investment policy relating to borrowing to reflect its proposed new subclassification.

    2. Ratification of the selection of Livingston & Haynes, P.C. as independent public accountants for the fiscal year ending December 31, 1999.

    The close of business on August 27, 1999 has been fixed as the record date for the determination of the stockholders of the Fund entitled to notice of, and to vote at, the meeting.

    THE  BOARD  OF  TRUSTEES  OF THE  FUND  RECOMMENDS  THAT  YOU  VOTE  FOR ALL
    PROPOSALS.

This notice and related proxy material are first being mailed on or about October 4, 1999.

                       By order of the Board of Trustees,

                                 /s/ David Y. Williams
                                 SECRETARY OF THE FUND

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WISH YOUR STOCK TO BE VOTED, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING.

Dated: September 23, 1999
Paxton, Massachusetts


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

                         ANCHOR GOLD AND CURRENCY TRUST
                          579 PLEASANT STREET, SUITE 4
                           PAXTON, MASSACHUSETTS 01612

                             PROXY STATEMENT FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MONDAY, OCTOBER 18, 1999

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the "Board") of Anchor Gold and Currency Trust (the "Fund") for use at its Special Meeting of Stockholders to be held at the offices of the Fund, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on Monday, October 18, 1999 at 2:00 p.m. and at any adjournments thereof (the "Meeting").

A Notice of the Special Meeting of Stockholders and a proxy card (the "Proxy") accompanies this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the shares, and (c) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be mailed to stockholders on or about October 4, 1999.

The Fund's Annual Report containing audited financial statements for the fiscal year ending December 31, 1998 has previously been furnished to the stockholders of the Fund. The report is not to be regarded as proxy-soliciting material.

If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted FOR Proposal 1(a) (open-ending), FOR Proposal 1(b) (changing the Fund's fundamental investment policy relating to borrowing and investing in illiquid securities), FOR the ratification of the selection of Livingston & Haynes, P.C. as independent public accountants for the Fund for the fiscal year ending December 31, 1999, and in accordance with the judgment of the persons appointed as proxies upon any other matter that may properly come before the Meeting. Any shareholder giving a Proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time the Proxy is voted.

In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by Proxy. If a quorum is present, the persons named as proxies will vote those Proxies that they are entitled to vote thereon in accordance with their best judgment in the interest of the Fund. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of stockholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

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

Proposal 1(a) requires for approval the affirmative vote of 66 2/3% of the votes entitled to be cast at the Meeting in person or by proxy. Proposal 1(b) requires for approval the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund. Proposal 1(b) will be implemented only if Proposal 1(a) is approved. Proposal 2 requires for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but which have not been voted, any abstentions and broker non-votes would have the same effect as a vote AGAINST Proposals 1(a) and 1(b) but would have no impact on Proposal 2. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be voted upon at the Meeting.

The Fund has issued one class of shares of common stock, no par value (the "Shares"). On the record date for the Meeting, August 27, 1999 (the "Record Date"), 3,036,896 Shares of the Fund were issued and outstanding.

Each Share of the Fund is entitled to one vote each at the Fund's Meeting and fractional Shares are entitled to proportionate shares of one vote.

    In order that your Shares may be represented, you are requested to:

    -- indicate your instructions on the Proxy;

    -- date and sign the Proxy;

    -- mail the Proxy promptly in the enclosed envelope;

    -- allow sufficient time for the Proxy to be received before the commencement of the Meeting on October 18, 1999.

    PROPOSAL 1: CONVERSION TO AN OPEN-END INVESTMENT COMPANY

INTRODUCTION

The Board, at a meeting held on June 21, 1999, approved the conversion of the Fund from a closed-end investment company to an open-end investment company. This Proposal was approved after extensive deliberations by the Board regarding a variety of alternative measures to address the extremely limited trading of the Fund's Shares and the discount from net asset value at which the Shares trade, both before and after the adjournment of the Board's Meeting in June. The Fund, as an open-end fund, would allow stockholders to redeem their shares at net asset value, less any applicable redemption fee.

BACKGROUND

The Fund commenced operations in late 1986.

The Fund's investment objective is long-term capital appreciation and preservation of the purchasing power of shareholders' capital. The Fund seeks to achieve its investment objective through a two-fold investment strategy: During periods of actual or anticipated inflation the Trust, will invest, directly and through one or more wholly owned subsidiaries, at least 65% of its total assets in gold bullion, gold certificates, and silver bullion and other precious metals and numismatic items and in precious metals-backed or indexed securities, which may be issued by either the U.S. or foreign issuers, including governments, and in the equity or convertible securities of U.S. or foreign companies primarily engaged in businesses related to precious metals. During such periods the Trust will also hold up to 35% of its total assets in bank deposits, certificates of deposit and other interests in foreign currencies. As part of this investment strategy, the Trust may invest up to 95% of its assets in the securities of companies which derive more than 50% of their revenues from the exploration, mining, or processing of gold ore.

During periods of actual or anticipated deflation the Trust will invest up to 90% of its total assets in U.S. or foreign government and government agency fixed-income securities.

Investment in precious metals and related securities in anticipation of inflationary periods is intended not only to preserve capital in the projected ensuing inflationary period, but also to provide opportunity for capital appreciation of the precious metals and related investments during such inflationary period.

Investment in U.S. and other government securities in anticipation of deflationary periods is intended to preserve capital, while providing a relatively secure income, and to provide an opportunity for capital appreciation if interest rates decline in such deflationary period.

A closed-end structure, among other things, permits investment in less liquid securities without regard to daily redemption activity and further permits a portfolio to be fully invested. At the same time, however, shares of closed-end investment companies frequently trade at a discount from their net asset value. Information relating to the historical discount rates of the Fund is set forth on page 7 below.

The Board has regularly monitored the Fund's discount from net asset value and the continuing appropriateness of the Fund's closed-end structure. At the June 21, 1999 Board meeting, the Fund's investment adviser, Anchor Investment Management Corporation ("Anchor"), presented for the Board's consideration various alternatives to the Fund's current structure in order to (a) increase the liquidity of shareholders' investments in the Fund, and (b) reduce or eliminate the discount at which the Fund's shares trade and enhance shareholder value. The Board explored in detail the possibility of merging the Fund into an existing open-end fund, open-ending the Fund or undertaking an aggressive buyback program.

After considering these various alternatives, the Board formally approved the proposal to convert the Fund to open-end status. The Board reviewed information presented to it, including information concerning the differences between closed-end and open-end investment companies, the Fund's operations and performance to date, and the possible effects of conversion on the Fund. The Board was informed that the proposal to open-end the Fund would not involve a change of management or investment style for the Fund. Anchor would continue as the Fund's investment manager and the current portfolio management team would continue to be responsible for day-to-day investment decisions. Also, there would be no difference in the shareholder services offered by the Fund upon conversion to an open-end investment company. The Board concluded that the benefits of the right of redemption for stockholders, together with elimination of the Fund's discount, could be expected to outweigh the potential drawbacks (as described below) to stockholders resulting from open-ending the Fund. The Board was informed that, following a conversion, stockholders would be able to redeem their shares at net asset value, less any applicable redemption fees, rather than sell their shares in the secondary market through broker-dealers at a discount to net asset value. Stockholders permitted to receive redemptions in-kind if any, will be subject to transaction costs associated with the establishment of securities accounts and/or the liquidation of their in-kind redemption proceeds. The Board was also informed that, while conversion to open-end form was expected to result immediately in a reduction in size of the Fund as a consequence of redemption requests, conversion would create the possibility, which the Fund does not currently enjoy, to achieve the investment benefits associated with greater asset size through continuous offerings of Fund shares. There can be no assurances, however, that the Fund's net assets will not be reduced substantially and permanently as a consequence of open-ending.

During their deliberations, the Board expressed concern that massive redemptions shortly following open-ending of the Fund could impose significant costs on the remaining stockholders. The Fund could be forced to sell portfolio securities in order to raise cash to meet redemption requests at less than optimum prices and could incur taxable gains upon such sales. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interests of stockholders who elect to stay in the Fund, the Board reserved the right to impose a .50% redemption fee, payable to the Fund, to be assessed on cash redemptions during the first year following the conversion of the Fund to open-end status. After considering the potential drawbacks of conversion of the Fund to open-end form, the Board determined that (i) the right of redemption of the Fund's shares provided to stockholders, (ii) the elimination of the Fund's discount as a result of such a conversion, and (iii) the ability to impose a
 .50% redemption fee on cash redemptions and exchanges of shares, were sufficient to outweigh such drawbacks, and that conversion to open-end for would be in the best interest of the Fund. The Board also determined that any potential increase in expenses that may occur as a result of open-ending is an acceptable increase, given certain moderately higher operating costs of an open-end fund, the additional services required to be provided to stockholders of such funds generally and the opportunity for stockholders to recognize net asset value. As a result, the Board unanimously resolved to submit to stockholders a proposal to convert the Fund from a closed-end investment company to an open-end investment company.

Stockholders of the Fund are being asked to consider the conversion of the Fund from a closed-end to an open-end investment company and certain related matters in connection with the conversion. If Proposal 1(a) is approved by the stockholders, the Fund's sub-classification will be changed from a non-diversified closed-end investment company to a non-diversified open-end investment company. If Proposal 1(b) is approved by the stockholders, the Fund's fundamental investment policy prohibiting the Fund from borrowing except for temporary purposes or securities clearance will be relaxed to enable the Fund to borrow to satisfy its potential increased cash needs as an open-end fund. The Fund, however, would continue its existing policy of not making additional investments when borrowings exceed 5% of its assets. Shares of the Fund will be continuously offered to the public, subject to a registration statement becoming effective under the Securities Act of 1933, as amended (the "Securities Act"), and the 1940 Act. If Proposal 1(a) is approved, the Fund expects that the conversion to open-end status will be effective within 90 days from the date such approval is received. However, there is no assurance that the steps required to open-end the Fund will be completed within this timeframe, and the date when the conversion will be effective may be delayed.

If Proposal 1(a) is not approved, however, the Fund will remain a closed-end investment company, and Proposal 1(b) will not be implemented even if approved.

Other factors considered by the Board in making its recommendation to convert the Fund from a closed-end fund to an open-end fund are discussed below.

This Proxy Statement contains certain statements that may be deemed to be "forward-looking statements" including, but not limited to, projected expenses and expense ratios. Actual results could differ materially from those projected in the forward-looking statements as a result of actual expenses varying from estimates, changes in assumptions made and other factors.

COMPARISON BETWEEN CLOSED-END AND OPEN-END INVESTMENT COMPANIES

Generally, closed-end funds, such as the Fund, neither redeem their outstanding stock nor engage in the continuous sale of new securities. Therefore, a closed-end fund operates with a relatively fixed capitalization. Stockholders who wish to buy or sell shares generally must do so through a broker-dealer, and pay or receive whatever price the market may bear. This price may be more or less than the net asset value per share of the closed-end fund's shares. In contrast, open-end funds issue redeemable securities entitling stockholders to surrender those securities to the fund and receive in return their proportionate share of the value of the fund's net assets (less any redemption fee charged by the fund). Also, open-end funds generally issue new shares at the fund's net asset value. The 1940 Act and its rules generally require open-end companies to value their assets on each business day in order to determine the current net asset value on the basis of which their shares may be redeemed by stockholders or purchared by investors. Net asset values of most mutual funds are published daily by the leading financial publications. It is anticipated that the net asset value of the Fund would be published daily following its conversion to an open-end investment company.

In addition to these structural distinctions between the two types of funds, several other differences exist. These distinctions can give rise to advantages and disadvantages to the Fund if, on the one hand, it remains a closed-end fund or if, on the other hand, it converts to open-end status. The most significant differences and their implications for the Fund which were considered by the Board are discussed below.

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES

1. ELIMINATION OF DISCOUNT; REDEEMABILITY OF SHARES. If the Fund converts to open-end status, stockholders will be able to realize the value of their shares by redeeming their shares at the then current net asset value of the shares less any applicable redemption fee, rather than at a discount from net asset value (less any brokerage costs) of the type that has characterized the Fund's shares. The Fund's average annual discount/premium by year computed as of the end of each month was as follows:

                        CALENDAR YEAR MONTH END AVERAGES

DATE (AS OF DECEMBER 31)                DISCOUNT/PREMIUM
                                        ----------------
1999 (January 1 - August 27)            (0.025)%
1998                                     0.002 %
1997                                     0.964 %
1996                                    (0.585)%
1995                                    (1.125)%
1994                                     1.702 %
1993                                    (1.772)%
1992                                    (0.171)%
1991                                    (0.401)%
1990                                    (2.220)%

From January 1, 1989 to August 27, 1999, the Fund's shares have traded on the Chicago Stock Exchange (the "CSE") at prices ranging from 1.70% above to 2.20% below net asset value.

Conversion to an open-end investment company will eliminate any discount and will allow stockholders of the Fund to realize promptly net asset value of the Fund's shares (subject to any redemption fee and the costs and potential time delays associated with disposing of securities received in-kind). However, it will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value. It will also eliminate any possibility that stockholders could purchase additional shares at a discount.

Stockholders should note that if the proposal to convert the Fund to an open-end investment company is approved by the stockholders, the discount may be reduced prior to the date of conversion to the extent investors may purchase shares in the open market in anticipation of the prospect of the Fund becoming an open-end investment company.

2. ABILITY TO RAISE NEW CAPITAL THROUGH THE CONTINUOUS OFFERING OF SHARES. A closed-end fund is prohibited by the 1940 Act under most circumstances from issuing shares at a discount to net asset value. Therefore, as long as the Fund is trading at a discount to net asset value (and even if shares were to trade at a small premium), it is not generally possible to raise new capital, except by means of a rights offering. To the extent such rights are exercised at less than net asset value, as is usually the case, it would have a dilutive effect on the interests of non-participating stockholders. As an open-end investment company, the Fund would be able to sell shares to the public at net asset value (plus, if applicable, a sales load), which would enable it to offset the consequences of redemption requests. In addition, the ability to raise new capital would allow the Fund to achieve certain economies of scale and give the Fund additional flexibility to invest assets in furtherance of its investment objective, since with new cash flow the manager is able to reposition the portfolio or take advantage of new opportunities without having to sell other securities. No assurance can be given that the Fund can be successfully marketed in open-end form.

The holders of shares of the Fund will continue to have one vote for each share held on each matter submitted to a vote of stockholders if the Fund converts to an open-end investment company, except that each class of shares will have exclusive voting rights on any matter submitted to stockholders that relates solely to its distribution arrangements and separate voting rights on any matter submitted to stockholders in which the interests of one class differ from the interests of any other class. As noted above, the Fund plans to offer only one share class -- Common Shares -- upon conversion to open-end status.

3. PORTFOLIO MANAGEMENT. Because closed-end funds do not have to be concerned about maintaining cash to be able to pay redemptions, and because closed-end funds do not have inflows of new capital from offering new shares, such funds generally may be more fully invested than open-end funds. In contrast, many open-end funds maintain a buffer of cash and highly liquid assets to meet net redemptions and must consider cash flow needs when making investment decisions. Open-end funds face the possibility of having to liquidate portfolio securities to meet redemption demands at a time when the portfolio manager believes that the market price is low or otherwise wishes to retain the security. Closed-end funds, therefore, may invest with less emphasis on liquidity, and this consideration may contribute to disparities in investment performance between open-end and closed-end funds.

The larger reserves of cash or cash equivalents required to operate as an open-end investment company when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities. The Fund's portfolio might have to be restructured by selling portfolio securities to accommodate the need for larger reserves of cash or cash equivalents than would otherwise be maintained. In connection with any such restructuring, there may be an increase in transactional costs and portfolio turnover and an adverse effect on investment return.

Anchor has advised the Fund's Board that it does not expect significant changes in the Fund's investment strategies as a result of open-ending, and that the Fund's current strategies do not rely on the closed-end format. The open-end format would require management of cash flow for incoming and outgoing cash. It is likely that this difference also may cause a sacrifice in total return performance. However, Anchor handles cash flow management for other open-end funds, and while cash flow adds a complexity to fund management, Anchor has advised the Board that it normally should not disrupt portfolio strategy.

4. LIQUIDITY. An open-end investment company is subject to SEC requirements that no more than 15% of its net assets may be invested in securities that are illiquid. If the Fund is converted to an open-end fund, it will be restricted from investing more than 15% of its net assets in illiquid securities which include unlisted securities and other types of securities that cannot be readily sold. The Fund does not currently seek to enhance its returns by making private equity investments. As of June 30, 1999, the Fund held no illiquid securities in its portfolio. Since the Fund already operates under a self-imposed liquidity restriction and has not sought to enhance its returns by making private equity investments, the liquidity restrictions should have no effect on the investment strategies of the Fund.

5. SENIOR SECURITIES AND BORROWINGS. The 1940 Act prohibits open-end mutual funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes, and other similar securities), other then indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock (subject to various limitations), whereas open-end investment companies generally may not issue preferred stock. This ability to issue senior securities may give closed-end investment companies more flexibility than mutual funds in the "leveraging" of their stockholders' investments. To date, the Fund has neither engaged in borrowing nor issued any senior securities. The Board does not believe that the greater limitations on open-end mutual funds in this respect will have any significant effect upon the Fund's operation.

The Board has approved an amendment of the Fund's investment restrictions that would grant the Fund the maximum borrowing flexibility permitted for an open-end fund under the 1940 Act. See Proposal 1(b) below for a more detailed discussion of the proposed amendment.

6. EXPENSES; POTENTIAL NET REDEMPTIONS. As discussed above, conversion of the Fund to open-end status could result in an eventual increase in the Fund's expenses as a percentage of average net assets primarily because of potential increased portfolio transaction expenses. If Proposal 1(a) is not adopted the Fund will not bear these additional expenses.

Conversion  to  an  open-end   investment  company  could  result  in  immediate
redemptions of Fund shares, which could be substantial, and, consequently, result in a marked reduction in the size of the Fund. Conversion to an open-end investment company may create an incentive for stockholders to capitalize on the elimination of the Fund's historical discount by redeeming their shares. In addition, market professionals and other investors who view closed-end funds as arbitrage opportunities could have taken or could take sizable positions in shares of the Fund prior to conversion for the purpose of profiting through redemption immediately following an open-ending. This arbitrage phenomenon is unlikely to occur with respect to the Fund because of the extremely limited trading of the Fund's shares since its inception, but it could serve to increase the percentage of Fund shares subject to redemption requests. Other closed-end funds that have converted to open-end format have experienced redemptions that exceed sales after conversion. The Fund bears the risk that such net redemptions after conversion to open-end status could be substantial. A decrease in net assets could result in less diversification or in smaller portfolio positions in its investments, which could adversely affect total return performance. In addition, as a result of any decrease in size resulting from redemptions, the Fund could experience a further increase in its expense ratio. Anchor projects that if the Fund's net assets decrease by 50% from the present size of $11,154,000 due to redemption requests, for example, the Fund's expense ratio would increase to approximately 2.12%. A higher expense ratio would lower the Fund's total return performance. Further, if the Fund sells a significant amount of a portfolio holding to satisfy redemption requests, such action could result in a decline in value of the particular security and affect the value of the Fund's remaining position in such security.

Massive redemptions shortly following open-ending could impose significant costs on the remaining stockholders, including substantial sales of portfolio securities in order to raise cash to meet redemption requests at potentially less than optimum prices as well as possibly triggering the realization of taxable gains upon such sales. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interests of stockholders who elect to stay in the Fund, the Fund's Board reserved the right to impose a fee of 0.50% on cash redemptions and exchanges of shares for the one year period following the conversion to open-end status. Redemptions by exchanges will result in the recognition by the redeeming shareholder of gain or loss for federal income tax purposes based upon the difference between the fair market value of the securities received and the basis of the shares redeemed. Significant net redemptions could cause the Fund to become too small to be considered economically viable.

7. POTENTIAL TAX CONSEQUENCES. If the Fund experiences net redemptions after converting to open-end form, the Fund would be required to sell portfolio securities. If any of the Fund's portfolio securities that have appreciated in value since purchased were to be sold, this would result in realization of capital gains which would be distributed to stockholders. Such distributions would be taxable to the non-redeeming stockholders who receive them. Accordingly, the actions of redeeming stockholders may have adverse tax consequences for the Fund and its remaining stockholders.

Distributed net short-term capital gains are taxable to recipient stockholders as ordinary income and long-term capital gains are taxable as capital gains.

Even in the absence of conversion, unrealized capital appreciation may be realized in the future. However, if there are redemptions due to the conversion, the gains will be realized sooner than they would have been under the closed-end format. A non-redeeming shareholder who receives a capital gain distribution resulting from sales of portfolio investments necessitated by redemptions in connection with the conversion will realize a smaller gain (or a larger loss) upon a subsequent redemption of shares, as the Fund's distribution of such capital gains will reduce the net asset value of the shareholder's shares.

The Fund intends to continue to qualify for treatment as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, after conversion to open-end status, so that it will continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that it distributes to its stockholders.

8. VOTING RIGHTS. If Proposal 1(a) is approved, the Fund will not hold annual stockholder meetings unless required under the 1940 Act.

The Fund would nevertheless be required to hold a meeting of stockholders when shareholder approvals are necessary under the 1940 Act or Massachusetts law. Under the 1940 Act, the Fund would be required to hold a stockholders meeting if the number of directors elected by the stockholders were less than a majority of the total number of directors, to fill vacancies if less than two-thirds of the directors then holding office have been elected by the stockholders, if a change were sought in the fundamental investment policies of the Fund, if a material change were sought in the investment management agreement or in a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act, or for certain other matters. Massachusetts law requires the Secretary to call a special meeting of stockholders when requested in writing to do so by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the special meeting upon payment by such stockholders of the cost of preparing and mailing the notice of the meeting; provided, however, that, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at a special meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the proceeding twelve months. In addition, the Fund will call a special meeting of stockholders to remove directors if requested by stockholders entitled to cast 10% of the votes entitled to be cast at the meeting.

9. DIVIDENDS. The Fund intends to continue to provide the opportunity for stockholders to reinvest dividends and capital gains distributions into additional shares of the Fund in open-end form. Effective upon conversion to an open-end investment company, such reinvestment in shares would be made at net asset value, rather than, as is currently the case, at the lesser of market value plus commissions or net asset value. As a result, stockholders would no longer be able to reinvest distributions into additional shares of the Fund at a discount to net asset value.

10. CSE LISTING. The Fund is currently listed on the Chicago Stock Exchange. Conversion to an open-end fund would result in delisting of the Fund's shares, an event that may be perceived by some as disadvantageous because some investors may consider a listing on the Chicago Stock Exchange to be important.

11. BLUE SKY COSTS. Because the Fund is listed on the Chicago Stock Exchange, the offering of its shares is not required to be registered under the securities laws of most states. As an open-end investment company, the Fund would be required to qualify its shares for sale in a limited number of states at an approximate cost of $5,000.

COMPARATIVE INVESTMENT STRATEGIES AND RISKS

The Fund's investment objectives and strategies will remain the same upon its conversion to open-end status, except that upon conversion, the Fund's fundamental investment policy relating to borrowings would be amended as described in Proposal 1(b) below to grant the Fund the maximum borrowing flexibility permitted for an open-end investment company under the 1940 Act.

COMPARATIVE EXPENSE INFORMATION

The expenses of the Fund before and after open-ending are not expected to be materially different, although the expense ratio could increase if the Fund's net assets decrease after conversion.

1. FEE TABLE. Set forth below is a comparison of the Fund's annual operating expenses and stockholder transaction expenses as of December 31, 1998 as a closed-end fund and those expenses that would apply to current stockholders holding Common Class shares of the Fund upon conversion assuming no change in the net assets of the Fund.

                     ASSUMING CONVERSION TO OPEN-END STATUS
                         ANNUAL FUND OPERATING EXPENSES

                                                 (CLOSED-END)   (OPEN-END) (1/)

SHAREHOLDER  FEES: (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load)
Imposed on Purchases (as a % of offering price). None           None
Maximum  Deferred Sales Charge (Load) (as a % of
redemption proceeds)............................ None           None
Maximum Sales Charge (Load)
Imposed on Reinvested Dividends/Distributions... None           None
Redemption  Fee  (as % of  amount  redeemed,  if
applicable)..................................... None           .50%(2/)
Exchange Fee.................................... None           None

                                                 (CLOSED-END)   (OPEN-END) (1/)

ANNUAL FUND OPERATING  EXPENSES:(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Advisory Fee.................................... 0.75%          0.75%
Other Expenses.................................. 0.52%          0.52%
Total Annual Fund Operating
Expenses........................................ 1.27%          1.27%
Expense Reimbursement........................... 0              0
Net Annual Fund Operating Expenses.............. 1.27%          1.27%


(1/) Estimated for the Fund's current fiscal year ending December 31, 1999, based on the proposed fee schedule for open-end operations and expenses incurred by the Fund during its most recent fiscal year and assuming no change in the Fund's aggregate net assets. As reflected above under "Expenses; Potential Net Redemptions," significant redemptions from the Fund would result in an increase of expenses.

(2/) A .50% redemption fee, which is retained by the Fund, may be imposed on all cash redemptions of Common Shares for the one year period following conversion.



Set forth below are examples which show the expenses that an investor in the Fund would pay on a $10,000 investment if the Fund remained closed-end compared to those expenses which an investor would incur if the Fund were converted to an open-end format, assuming a 5% annual return, based upon the expense ratios set forth above.

ANCHOR GOLD AND CURRENCY TRUST AS OF DECEMBER 31, 1998 (CLOSED-END FORM):

Fees and expenses if you sold shares after:

1 Year            $129
3 Years           $403
5 Years           $697
10 Years          $1534

PRO FORMA EXPENSE RATIOS OF ANCHOR GOLD AND CURRENCY TRUST AS OF DECEMBER 31, 1999 (OPEN-END FORM):

Fees and expenses if you sold shares after:


1 Year      $180*
3 Years     $403
5 Years     $697
10 Years    $1534

* reflects the .50% redemption fee applicable in the first year after conversion.

The examples are not an illustration of past or future investment results and should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

2. OPERATING FEES AND SERVICE PROVIDERS. As an open-end fund, the Fund should incur substantially identical transfer agency, accounting and administration costs to those it incurs as a closed-end fund. As discussed above, Anchor would continue to serve as investment adviser to the Fund, Cardinal Investment Services, Inc. would continue to serve as transfer agent, Meeschaert & Company would continue to serve as distributor, and Investors Bank & Trust Company would remain as the Fund's custodian.

3. REDEMPTION FEES. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interests of stockholders who elect to stay in the Fund, the Fund may impose a redemption fee of .50%, payable to the Fund, on cash redemptions and exchanges of all Shares during the one year period following the conversion to open-end status. The purpose of the redemption fee is to reimburse the Fund and non-redeeming stockholders for administrative and transactional expenses incurred as a result of satisfying redemption requests during the first year of open-end operations. In addition, the fee is intended to discourage short-term trading in a vehicle intended for long-term investment.

4. REDEMPTIONS IN-KIND. Upon conversion, the Fund may afford stockholders the option to receive the proceeds of redemptions in excess of $250,000 in-kind without the imposition of any redemption fee, if the Board deems it in the best interests of the Fund. A redemption in-kind would be effected by a distribution of portfolio securities in lieu of cash. The Fund would value such securities at the same value used to determine net asset value and would distribute securities pro rata unless such pro rata distribution is impracticable in which case securities will be distributed in a manner deemed to be fair and equitable by the Board of Directors. Such in-kind redemptions would result in the redeeming shareholder recognizing gain or loss for federal income tax purposes. Stockholders receiving securities and selling them could receive less than the redemption value of such securities and will further incur certain transaction costs related to transfer and delivery of the securities to the stockholders from the Fund (generally, certain custody and transfer-related expenses), which will be deducted from the redemption proceeds. Such stockholders will also incur transaction costs upon the disposition of the securities redeemed. Such a redemption would not be as liquid as a redemption entirely in cash. If any such redemption in kind is to be made, the Fund intends to make an election pursuant to Rule 18(f)(1) under the 1940 Act. This will require the Fund to redeem with cash at a shareholder's election in any case where the redemption involves less than $250,000.

CONVERSION TO AN OPEN-END INVESTMENT COMPANY

(a) CHANGING THE FUND'S SUB-CLASSIFICATION AND AMENDING AND RESTATING THE FUND'S ARTICLES OF INCORPORATION

CHANGING THE FUND'S SUB-CLASSIFICATION

The conversion of the Fund to an open-end investment company will be accomplished, subject to shareholder approval, by: (i) the filing of an Amended and Restated Declaration of Trust (the "Amended Declaration") with the Secretary of State of the Commonwealth of Massachusetts to amend and restate the Fund's Declaration of Trust, and (ii) changing the Fund's sub-classification under the 1940 Act from a closed-end investment company to an open-end investment company. In addition, since shares of an open-end investment company are offered to the public on a continuous basis, the Fund intends to enter into a Distribution Agreement with Meeschaert & Co., Inc., the same distributor that acts as such for the Anchor funds on a no-load basis, pursuant to which such distributor will use appropriate efforts to solicit orders for the sale of the Fund's Common Class shares. Although the Fund has no current intention of doing so, it may in the future propose that a Rule 12b-1 plan be established to assist in the distribution of the Fund's shares in open-end form subject to the requisite approval of the Board of Directors and the stockholders. Under such a plan, the Fund would use a specified percentage of its assets, typically ranging from .25% to 1.00% to assist in the marketing of Fund shares. A registration statement for the Fund under the Securities Act and the 1940 Act covering the offering of the shares of the Fund will be filed as well as appropriate state securities law notices.

Certain costs, many of which will be nonrecurring, will be incurred in connection with the conversion from a closed-end to an open-end investment company, including costs associated with the seeking of necessary regulatory clearances, the preparation of a registration statement, including a prospectus and statement of additional information as required by federal securities laws (including printing and mailing costs), the costs of preparing this Proxy Statement, transfer agent fees relating to the conversion, and legal fees and accounting fees related to the foregoing. Anchor estimates that these additional costs, which will be paid by the Fund, will be approximately $65,000. Anchor anticipates that substantially all of these costs will be incurred prior to the effective date of the conversion.

The Fund believes that neither the Fund nor its stockholders will realize any gain or loss for federal income tax purposes as a result of the Fund's conversion. However, the portfolio activity that may be necessitated by widespread redemption requests following conversion possibly could result in the realization of capital gains by the Fund which would be distributed to the non-redeeming stockholders. Also, stockholders will recognize a gain or loss if they later redeem their shares to the extent that redemption proceeds are greater or less than the respective adjusted tax bases of their redeemed shares. Payment for any such redemption normally will be made within one day after receipt of a proper request for redemption, in accordance with redemption procedures that will be specified in the Fund's Prospectus. The Fund may suspend the right of redemption or postpone the payment dates under certain extraordinary circumstances in accordance with the rules of the SEC.

AMENDING AND RESTATING THE FUND'S DECLARATION OF TRUST

CONVERSION. If the proposed conversion to open-end status is approved, the conversion of the Fund to an open-end investment company will be accomplished by amending and restating the Fund's Declaration of Trust to authorize the issuance of redeemable securities at net asset value, subject to any applicable redemption fees, and to provide that the Fund's outstanding common stock will be redeemable at the option of the stockholders. In connection with such amendments to the Declaration of Trust, the Board will make any necessary conforming changes to the Bylaws of the Fund. A copy of the proposed Amended and Restated Declaration of Trust is attached hereto as Exhibit A.

REDEMPTION FEES. The proposed Amended and Restated Declaration of Trust also provides the Board with the authority to impose a fee upon redemptions of the Fund's shares.


AGGRESSIVE BUY-BACK PROGRAM

If Proposal 1(a) is not approved, the Fund has committed to engage in an enhanced and aggressive repurchase program of the Fund's shares whenever those shares trade at more than a nominal discount to net asset value. Shares would be repurchased in open market transactions at prevailing market prices from time to time in a manner consistent with the Fund continuing to seek its investment objective. Repurchasing the Fund's shares at a discount would seek to enhance shareholder value since it would provide liquidity to those stockholders who elect to sell their shares and would increase the net asset value of the shares held by those who wish to retain their investment in the Fund. In accordance with its fiduciary duties to the Fund, the Board would direct management to report repurchase activity to the Board periodically. While the Board currently believes that a share repurchase program would be appropriate, there can be no assurance that the repurchases would reduce the level of discount at which the Fund's shares currently trade. Further, if such an aggressive repurchase program were to continue indefinitely, it is possible that the Fund might become so small as to be untenable in closed-end form, in which case the Fund may need to be liquidated. Also, an extended repurchase program requiring cash in excess of the Fund's normal cash levels would require liquidation of portfolio holdings which could result in adverse tax consequences for stockholders. Finally, if the repurchase program resulted in a significant reduction to the Fund's assets it is possible that the Fund's expense ratio could increase.

The Fund's proposed repurchase program would be conducted in compliance with the limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934. These limitations generally provide that (i) all purchases be conducted through only one broker or dealer on a single day; (ii) purchases be made only during specified time periods and at specified prices; and (iii) purchases satisfy certain volume requirements. These limitations may adversely affect the ability of the Fund to purchase shares at the times or in the amounts that the Fund would otherwise do under the share repurchase program.

VOTE REQUIRED

Approval of Proposal 1(a) requires the affirmative vote of 66 2/3% of the votes entitled to be cast at the meeting.

THE BOARD OF TRUSTEES, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE CONVERSION OF THE FUND TO AN OPEN-END INVESTMENT COMPANY AND THE RELATED CHANGES IN THE FUND'S DECLARATION OF TRUST.

(b) AMENDING THE FUND'S FUNDAMENTAL INVESTMENT POLICY RELATING TO BORROWINGS

The Fund has a current fundamental policy which limits permissible borrowings to 5% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) in temporary or emergency purposes or for the clearance of transactions. The Board recommends that stockholders approve a modification to this policy, as permitted under the 1940 Act, which in effect would allow the Fund (i) to borrow from banks and enter into various borrowing devices, such as reverse repurchase agreements and dollar rolls, for temporary or emergency purposes, such as meeting redemption requests, provided that any borrowings by the Fund may not exceed 33 1/3% of total assets, and (ii) to pledge its assets to the extent necessary to secure permitted borrowings. This change is consistent with current SEC pronouncements and the investment policies of other mutual funds advised by Anchor. The Fund would continue its existing policy of not making additional investments when borrowings exceed 5% of its assets.

If approved by stockholders, the fundamental investment policy relating to borrowings would be amended to read in its entirety as follows:

"The Fund may not issue senior securities, borrow money or pledge its assets, except that the Fund may borrow money as permitted under the 1940 Act, as may be amended from time to time, and may also pledge its assets to secure such borrowings. For the purposes of this investment restriction, collateral arrangements with respect to the entry into currency transactions, the writing of options or the purchase or sale of futures contracts or options on futures contracts are not deemed a pledge of assets or the issuance of a senior security."

If Proposal 1(a) is not approved, Proposal 1(b) will not be implemented even if approved by stockholders.

VOTE REQUIRED

Approval of Proposal 1(b) requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

YOUR FUND'S DIRECTORS RECOMMEND THAT STOCKHOLDERS APPROVE THE CHANGE TO THE FUND'S FUNDAMENTAL INVESTMENT POLICY RELATING TO BORROWING.

                   PROPOSAL 2: RATIFICATION OR REJECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

The second proposal to be submitted at the Meeting will be the ratification or rejection of the selection by the Board of Livingston & Haynes, P.C. as independent public accountants of the Fund for the present fiscal year ending December 31, 1999 (irrespective of whether Proposal 1(a) is approved or disapproved). At meetings held on June 21, 1999 and September 13, 1999, the Board of Directors of the Fund, including those directors who are not "interested persons" of the Fund, approved the selection of Livingston & Haynes, P.C. as independent public accountants for the fiscal year ending December 31, 1999. Livingston & Haynes, P.C. has been independent public accountants for the Fund since the commencement of operations of the Fund, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of Livingston & Haynes, P.C. will be available at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

Proposal 2 requires for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on such proposal.

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF LIVINGSTON & HAYNES, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.

              OTHER MATTERS WHICH MAY COME BEFORE THE MEETINGS;
                              STOCKHOLDER PROPOSALS

The Fund is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, the proxy card will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY OR PROXIES AND RETURN SUCH PROXY OR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of August 27, the record date, there were 3,036,896 shares of the Trust issued and outstanding. All shares of the Trust have equal voting rights, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. Each Trustee and 5% shareholder named, and all Trustees and officers as a group, have sole voting power and sole investment power with respect to the shares shown. Information with respect to beneficial ownership by such shareholders is based upon information furnished by each shareholder. As of August 27, 1999, the number of shares beneficially owned by each 5% shareholder, Trustee, and officer, and by the Trustees and officers as a group, was as follows:

       Trustees and Officers         Number of Shares   % of Outstanding Shares
       ---------------------         ----------------   -----------------------
Ernie Butler (1)                              0                    *
Spencer H. LeMenager (1)                    109                    *
David W. C. Putnam (1)                        0                    *
J. Stephen Putnam (1)                       113                    *
David Y. Williams (1)(2)                    578                    *
Christopher Y. Williams (1)                   0                    *
Joseph C. Williams (1)                        0                    *

All Trustees and Officers as                800                    *
   a group

Cede & Co.                            3,032,059                  99.84
55 Water Street, 2SS
New York, NY  10041

* An asterisk indicates that such shareholder is beneficial owner of less than 1% of the Trust's shares.

   (1) The address of each Trustee, and officer is c/o Christopher Williams, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612.

   (2)Interested person as defined in the Investment Company Act of 1940, as amended, because of his affiliation with the Trust's Investment Adviser and Distributor.


REPORTS TO STOCKHOLDERS

The Fund sent unaudited semi-annual and audited annual reports to its stockholders, including a list of investments held. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual report, upon request to the Fund at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612. Such reports may also be obtained by calling the Fund collect at (508) 831-1171. These requests will be honored within three business days of receipt.


                                       By Order of the Board of Trustees,

                                       David Y. Williams, President and
                                       Secretary


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


                                      PROXY

                         ANCHOR GOLD AND CURRENCY TRUST
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
              Special Meeting of Stockholders - October 18, 1999

The undersigned hereby appoints David W. C. Putnam, Christopher Y. Williams, and Peter K. Blume, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Anchor Gold and Currency Trust which the undersigned is entitled to vote at the Special Meeting of Stockholders of Anchor Gold and Currency Trust to be held on October 18, 1999 at 2 p.m., at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, and at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1(a), 1(b) AND 2.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1(a), 1(b) AND 2.

1(a) Proposal to change the Fund's      FOR [__]  AGAINST [__] ABSTAIN [__]
subclassification from a closed-end
investment company to an open-end
investment company; and to amend and
restate the Fund's Declaration of
Trust to provide for such conversion.

1(b)  Proposal to change the Fund's      FOR [__] AGAINST [__] ABSTAIN [__]
fundamental investment policy relating
to borrowing to reflect its proposed new subclassification as an open-end investment company.

2    To ratify the selection of         FOR  [__] AGAINST [__] ABSTAIN [__]
Livingston & Haynes, P.C. as
independent public accountants of the
Fund for the fiscal year ending
December 31, 1999.

In their discretion on any other        FOR  [__] AGAINST [__] ABSTAIN [__]
business  which may properly come
before the meeting or any
adjournments thereof.

                                    Please  sign  EXACTLY as your name or names
                                    appear at left.  When signing as  attorney,
                                    executor,   administrator,    trustee    or
                                    guardian, please give your full title as such.

                                         --------------------------------------
                                          (Signature of Stockholder)

                                         --------------------------------------
                                          (Signature of joint owner, if any)

                                    Date ________________________, 1999

             PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED